Exhibit 16  Letter on Change in Certifying Accountant




                             Kurt D. Saliger, C.P.A.
                                Las Vegas, Nevada
                                 March 17, 2003



Securities and Exchange Commission
Washington, D.C. 20549

Re: Mill Creek Research, Inc.
File No.: 0-30875



Dear Sir or Madam:

     I have read Item 8 of the Form 10K-SB of Mill Creek Research, Inc. dated March 17, 2003 and agree with the statements relating only to Kurt D. Saliger, C.P.A., contained therein.



/s/ Kurt D. Saliger, C.P.A.
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Kurt D. Saliger, C.P.A.